Exhibit 10.3

July 17, 2015

VIA EMAIL

David K. Ure

Mercer International Inc.

Suite 1170 – 700 West Pender Street

Vancouver, B.C. V6C 1G8

Dear David:

Re:	Amendment to Employment Arrangements

Pursuant to our previous discussions, the board of directors (the “Board”) of Mercer International Inc. (the “Company”) are very pleased to confirm your transition from your current position as Senior Vice President, Finance of the Company, and to offer you a continuing position with the Company on the revised terms and conditions outlined below:

New Title:

Senior Vice President, Finance, Chief Financial Officer (“CFO”) and Secretary of the Company. In addition, you agree to serve, at no additional remuneration, in such other executive capacities and to assume such responsibilities and perform such duties as the Company’s Chief Executive Officer (“CEO”) may require and assign to you from time to time, including assigned duties relating to the Company’s subsidiaries.

Start Date:	July 20, 2015 (the “Effective Date”)

Duties:

You shall report to the CEO who may vary the conditions, duties and services you provide from time to time according to the operational and other needs of the Company’s business, provided that your duties will reasonably reflect the responsibilities conferred by your new position as CFO. As CFO, you will be expected to produce timely and good quality work, acting in a competent, trustworthy and loyal manner. As CFO, you agree to carry out, using reasonable best efforts and in a manner that will promote the interests of the Company’s business, such duties and functions as the CEO may request from time to time.

Base Salary:	Cdn.$350,000 per year (effective July 1, 2015), subject to annual review, including at the next scheduled review in February 2016.

MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629

Annual Bonus:

In addition to your base salary, you shall be eligible to receive in respect of each fiscal year (or portion thereof) additional variable cash compensation, in an amount, if any, determined by the Board.

LTIP Awards	As CFO, effective July 1, 2015, you will receive up to 67% of the maximum awards available to you under the Company’s long-term incentive plan.

Benefits:	As CFO, you shall continue to receive all of the benefits and perquisites currently provided to you by the Company.

Vacation:	Your annual vacation entitlement will remain unchanged.

Change of Control:	The change of control provisions in your current employment contract with the Company will remain unchanged.

Miscellaneous:

This letter shall be read together with your current employment agreement and together they set out the entire agreement in respect of your employment by the Company and supersede and replace in its entirety any and all prior commitments, agreements and understandings, whether written or oral. This letter shall be interpreted and construed in accordance with the laws of British Columbia. This letter may be signed in counterparts and by facsimile or email transmission.

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MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629

The Board is extremely pleased that you will become the CFO of our Company. Together, we will continue to expand the Company’s position as one of the largest publicly traded producers of market northern bleached softwood kraft pulp in the world.

Very truly yours,

MERCER INTERNATIONAL INC.

By:	/s/ Eric Lauritzen

Name:	Eric Lauritzen
Title:	Lead Director

I have read and accept this amendment to my employment arrangements as of the 20th day of July, 2015.

/s/ David K. Ure
David K. Ure

MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629